SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                      of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Techne Corporation
            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                              TECHNE CORPORATION


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    to be held
                                 October 27, 2005


The annual meeting of shareholders of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 27, 2005, at 3:30 p.m. (Central Daylight Time), for the following purposes:

     1. To set the number of members of the Board of Directors at six (6).

     2. To elect directors of the Company for the ensuing year.

     3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on September 16, 2005 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                        THOMAS E. OLAND,
                                        President



Dated:   September 27, 2005
Minneapolis, Minnesota

                                TECHNE CORPORATION
                                    __________

                                  PROXY STATEMENT
                                       for
                           Annual Meeting of Shareholders
                             to be held October 27, 2005
                                    __________


                                   INTRODUCTION

Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 27, 2005 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Nominating and Governance Committee of the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 27, 2005.


                   OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed September 16, 2005 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 16, 2005, 38,864,314 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                         PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of September 16, 2005:

                                 Amount and
Name and Address                 Nature of Shares        Percent
of Beneficial Owner              Beneficially Owned(1)   of Class(2)
-------------------------------  ---------------------   -----------

Select Equity Group, Inc.,           2,906,666               7.5%
Select Offshore Advisors, LLC
and George S. Loening
380 Lafayette Street, 6th floor
New York, NY 10003

Barclays Global Investors, NA,       2,387,857 (3)           6.1%
Barclays Global Fund Advisors,
Barclays Capital Securities
Limited and
Palomino Limited
45 Fremont Street
San Francisco, CA 94105

Thomas E. Oland                      1,742,569 (4)(5)        4.5%(4)
614 McKinley Place N.E.
Minneapolis, MN  55413
----------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 16, 2005, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Sole voting power over 2,175,131 shares, no shared voting or investment power.

(4) Does not include 833,708 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the Management Shareholding table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares. Including such 833,708 shares, Mr. Oland, a director of the Company, beneficially owns 2,576,277 shares or 6.6% of total shares outstanding plus shares subject to options exercisable by him.

(5) Includes 976,920 shares owned directly, 91,169 held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates, 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 400,000 shares subject to stock options which are currently exercisable.



                         MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company's
Common Stock beneficially owned as of September 16, 2005, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.5% of total shares outstanding plus shares subject to options exercisable by him. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 8.2% of total shares outstanding plus shares subject to options exercisable by them.

     Name of Director or                       Number of Shares
     Executive Officer Group                   Beneficially Owned(1)
     -----------------------------             ----------------------
     Thomas E. Oland                               1,742,569 (2)(3)
     Roger C. Lucas, Ph.D.                            78,956 (4)(5)(6)
     Howard V. O'Connell                             186,080 (4)(6)(7)
     G. Arthur Herbert                               194,360 (4)(6)(8)
     Monica Tsang, Ph.D.                             131,864 (9)
     Randolph C. Steer, M.D., Ph.D.                   30,000 (4)(6)(10)
     Marcel Veronneau                                 50,100 (11)
     Robert V. Baumgartner                            21,000 (4)(6)(12)
     Gregory J. Melsen                                   426 (13)
     Officers and directors as a
        group (10 persons)                         3,186,609 (14)
--------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 16, 2005.

(2)  See Note (3) to the preceding table.

(3)  See Note (4) to preceding table.

(4) Does not include 924,877 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee as to the voting of such shares.

(5) Includes 20,000 shares owned by Dr. Lucas' wife and 37,500 shares subject to stock options.

(6) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan if the individual is reelected as a director of the Company.

(7) Includes 136,080 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 50,000 shares subject to options.

(8) Includes 11,000 owned by Mr. Herbert's wife, 153,360 shares held by trusts and partnership of which Mr. Herbert is a trustee or partner and 30,000 shares subject to options.

(9) Includes 5,641 shares held by Dr. Tsang's husband, 38,721 and 37,598 shares held by the Company's Stock Bonus Plan for Dr. Tsang's and Dr. Tsang's husband's account and 3,612 shares subject to stock options.

(10) Includes 30,000 shares subject to options.

(11) Includes 6,135 shares held by the Company's Stock Bonus Plan for Mr. Veronneau's account and 15,019 shares subject to options.

(12) Includes 20,000 shares subject to options.

(13) Includes 426 shares subject to options.

(14) Includes 924,877 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 586,557 shares which may be purchased pursuant to options.

                            ELECTION OF DIRECTORS
                             (Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Nominations and Governance Committee of the Board of Directors of the Company recommends that the number of directors to be set at six and that the individuals named in the table below be elected. Under applicable Minnesota law and the Company's bylaws, approval of the proposal to set the number of directors at six, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Nominations and Governance Committee, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

The following table provides certain information with respect to the nominees for director.

                         Current
                         Position(s)      Principle Occupation(s)    Director
Name                 Age with Company     During Past Five Years       Since
-------------------  --- ---------------  -------------------------  --------
Thomas E. Oland       64 Chairman of the  Chairman of the Board,       1985
                         Board, Chief     President and Treasurer
                         Executive        of the Company since
                         Officer,         1985 and President of
                         President,       Research and Diagnostic
                         Treasurer and    Systems, Inc. since 1982.
                         Director

Roger C. Lucas, Ph.D. 62 Vice Chairman    Vice Chairman and            1985
                         and Director     Senior Scientific Advisor
                                          to the Company's Board
                                          and a private investor
                                          since 1995.  Chief
                                          Scientific Officer,
                                          Executive Vice President
                                          and Secretary of the
                                          Company from 1985 to 1995.

Howard V. O'Connell   75 Director         Private investor since 1990. 1985
                                          Chairman, President and
                                          Treasurer of John G.
                                          Kinnard and Company,
                                          Incorporated, a securities
                                          broker-dealer, from 1969
                                          to 1990.

G. Arthur Herbert     79 Director         Principal of CEO Advisors,   1989
                                          a management and financial
                                          consulting firm, since 1989;
                                          from 1969 to 1988, President
                                          and Vice President Manager
                                          of Electro-Science Management
                                          Corp., a manager of venture
                                          capital partnerships.

                          Current
                          Position(s)     Principle Occupation(s)    Director
Name                  Age with Company    During Past Five Years       Since
-------------------   --- --------------- -------------------------  --------

Randolph C. Steer,     55 Director        Consultant to the            1990
  M.D.,  Ph.D.                            pharmaceutical and
                                          biotechnology industries
                                          since 1989; Chairman
                                          (1999-2000) of Vicus.com,
                                          Inc.; Director of BioCryst
                                          Pharmaceuticals, Inc.

Robert V. Baumgartner, 49 Director        Chief Executive Officer of   2003
  C.P.A.                                  Center for Diagnostic
                                          Imaging, Inc., an operator
                                          of diagnostic imaging
                                          centers, since 2001; CEO of
                                          American Coating
                                          Technologies, Inc., a
                                          manufacturer of coated
                                          paper, in 2000; CEO of First
                                          Solar, LLC, a producer of
                                          thin-film photo-voltaic
                                          coatings, in 1999 and 2000;
                                          from 1986 to 1999 various
                                          officer positions with
                                          Apogee Enterprises, Inc.,
                                          a diversified manufacturer
                                          of glass and other products.


Committees and Meetings of the Board of Directors

The Company's Board of Directors has three standing Committees, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee. All members of all Committees are "independent" as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq.

The Audit Committee (whose members are Messrs. Herbert, O'Connell and Baumgartner and Dr. Steer) operates under a written charter established by the Company's Board of Directors. The Audit Committee is responsible for the appointment and supervision of the Company's independent registered public accounting firm and for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy and monitors the Company's financial fraud hotline. The Board of Directors has determined that for fiscal 2005 all Audit Committee members are "audit committee financial experts" as such term is defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met five times during fiscal 2005. The Committee's report is included in this Proxy Statement.

The Executive Compensation Committee (whose members are Dr. Steer and
Messrs. Herbert, O'Connell and Baumgartner) determines compensation for executive officers of the Company. The Committee met formally once during fiscal 2005. The Committee also had informal discussions related to compensation for several senior level positions within the Company which were filled during fiscal 2005. The Committee's report is included in this Proxy Statement.

The Nominations and Governance Committee is composed of all "independent" directors, currently all directors except Mr. Oland. The committee operates under a written charter. The functions of the Committee are to recruit well-qualified candidates for the Board, select persons to be proposed in the Company's proxy statement for election as directors at annual meetings of shareholders, and establish governance standards and procedures to support and enhance the performance and accountability of management and the Board. The Committee did not formally meet in fiscal 2005, however, it met informally and is conducting a search to replace the retired Dr. Christopher
Henney.   The Committee also determined to propose to shareholders at their
2005 annual meeting the re-election of the incumbent directors of the Company. The Committee will consider all nominees for director recommended by shareholders of the Company. Recommendations may be sent to the Committee at the Company's address: 614 McKinley Place N.E., Minneapolis, MN 55413. Candidates for the Board are considered and selected on the basis of outstanding achievement in their professional careers, experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their understanding of the business environment. Candidates must have the experience and skills necessary to understand the principal operational and functional objectives and plans of the Company, the results of operations and financial condition of the Company, and the position of the Company in its industry. Candidates must have a perspective that will enhance the Board's strategic discussions and be capable of and committed to devoting adequate time to Board duties.

During fiscal 2005, the Board held five meetings.  Each director attended
75% or more of the total number of meetings of the Board and of Committees of which he was a member. Executive sessions of independent directors, meetings of outside directors without any member of management present, are held in conjunction with regularly scheduled meetings of the Board. It is the policy of the Company that all directors should attend the Company's annual meetings of shareholders. All members did attend the annual meeting in 2004.

Shareholder Communications with Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company at 614 McKinley Place N.E., Minneapolis, MN 55413, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-management directors, or for a particular director. Unless other distribution is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.

Code of Ethics and Business Conduct and Financial Fraud Hotline

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all directors, officers and employees of the Company. A copy is available for review at the Company's website, www.techne-corp.com. The Company sponsors a financial fraud hotline that is available to all employees, is operated on a confidential basis by a third party, and is supervised with full powers of investigation by the Audit Committee of the Board of Directors.

Directors' Fees

Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. Directors are paid an additional $1,000 for each meeting of the Board other than its regularly scheduled quarterly meetings and for each meeting of a committee on which the director serves other than committee meetings held in conjunction with a meeting of the full Board. Under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the 2005 Annual Meeting of Shareholders, the number of shares subject to the option granted to outside directors re-elected to the Board will be 5,000 per director.



                                AUDIT MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61; and

(3) reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board's Standard No.1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission.

                                  Robert V. Baumgartner, C.P.A.
                                  G. Arthur Herbert
                                  Howard V. O'Connell
                                  Randolph C. Steer, M.D., Ph.D.
                                    Members of the Audit Committee


Independent Registered Public Accountants

KPMG LLP acted as the Company's independent registered public accounting firm for fiscal 2005 and 2004. The appointment of an independent registered public accounting firm for the current fiscal year has not yet been made but will be made immediately following the 2005 annual meeting of shareholders. Representatives of KPMG LLP are expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

Audit Fees

The following fees were paid or payable to KPMG LLP for the fiscal years ended June 30:

                                           2005             2004
                                       --------         --------
Audit Fees                             $440,640         $125,700
Audit-Related Fees                     $ 21,525         $ 37,500
Tax Fees                               $ 51,600         $ 33,700
All Other Fees                         $ 63,000         $157,000

"Audit Fees" are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2005, audit fees also included fees incurred for the audits of management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting.

"Audit-Related Fees" in 2005 were primarily for services rendered and expenses incurred for the analysis of the Company's investments in entities in which the Company owns a minority interest and analysis of the Company's accelerated stock buyback transaction. "Audit-Related Fees" in 2004 were primarily for services rendered and expenses incurred for the analysis of the Company's investments in entities in which the Company owns a minority interest and advice on the Company's compliance with certain requirements of the Sarbanes-Oxley Act.

"Tax Fees" included fees for services provided and expenses incurred in connection with preparation of the Company's tax returns in the United States and the United Kingdom.

"All Other Fees" in 2005 and 2004 include fees for services and expenses incurred in connection with a claim for a refund of certain sales and use taxes paid to the State of Minnesota. Also included in 2005 were services and expenses incurred in connection with analysis of transfer pricing and repatriation of foreign earnings.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee of the Company's
Board of Directors is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the firm's independence. In 2005, the Audit Committee approved a resolution authorizing Company officers to engage KPMG in permitted non-audit services that involve less than $25,000 in fees. Such services are reported to the Audit Committee and approved prior to completion of the audit. All of the services rendered by KPMG described above which were over $25,000 were pre-approved by the Audit Committee. The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG's independence and has determined that such services have not adversely affected KPMG's independence.



                            EXECUTIVE COMPENSATION

Executive Compensation Committee Report

Committee Interlocks and Insider Participation.  The Executive
Compensation Committee of the Board of Directors of the Company is composed of directors G. Arthur Herbert, Howard V. O'Connell, Randolph C. Steer, M.D., Ph.D and Robert V. Baumgartner. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan and stock bonus plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on the date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of the officer's base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

The Company has formal employment agreements effective through June 30, 2007 with its full-time executive officers who served during fiscal 2005, other than its Chief Financial Officer whose employment agreement is effective through June 30, 2008 and Mr. Oland, its President, who serves pursuant to an oral understanding. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. With the exception of the Chief Financial Officer, severance compensation is dependent upon years of employment with or service to the Company. The Chief Financial Officers severance compensation is equal to the base salary and benefits which would otherwise have been paid under the terms of the employment agreement or the base salary and benefits for twelve months from date of termination, whichever period is longer.

Compensation in 2005. During fiscal 2005, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2005, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings in fiscal 2005. On the basis of performance against the criteria established, the Committee, at the close of fiscal 2005 awarded to Dr. Tsang, Mr. Veronneau and Mr. Melsen the bonuses set fourth in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote (3) to the table below under "Options/SAR Grants During 2005 Fiscal Year". During fiscal 2005, the Committee also granted Mr. Melsen options to purchase 25,000 shares (for details on such options see below "Options/SARGrants During Fiscal 2005). In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2006 as disclosed below under "Employment Contracts and Change in Control Arrangements."

General. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. In fiscal 2005, 2004 and 2003, the Company contributed to the plan an amount equal to approximately 10%, 8% and 4% of gross wages, respectively. One half of the contributions to the plan is in the form of Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2005.

Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2005. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary of $230,000 in fiscal 2004 was increased to $242,000 in fiscal 2005. For fiscal 2005 performance he earned, but waived, his annual bonus. In February 1996, the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 400,000 shares of the Common Stock of the Company at $4.53 per share, the fair market value on the date of grant. The options are fully vested and will expire on the earlier of (a) as to 268,000 shares one year from the date of termination of employment and as to 132,000 shares three months from the date of termination of employment, or (b) February 1, 2006.

Summary. Aggregate executive compensation increased moderately in fiscal 2005. The Company awarded stock options to officers because the Company achieved record revenues and individual officers achieved certain performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                     G. Arthur Herbert
                                     Howard V. O'Connell
                                     Randolph C. Steer, M.D., Ph.D.
                                     Robert V. Baumgartner
                                       Members of the Compensation Committee

Employment Contracts and Change in Control Arrangements

The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this Proxy Statement, benefits as provided to all employees and severance compensation in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. With the exception of the Chief Financial Officer, severance compensation is dependent upon years of employment with or service to the Company. The Chief Financial Officers severance compensation is equal to the base salary and benefits which would otherwise have been paid under the terms of the employment agreement or the base salary and benefits for twelve months from date of termination, whichever period is longer.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2005 exceeded $100,000.

                                                                Long Term
Compensation
                                                           ---------------------
--------
                                                               Awards
Payouts
                                                           ---------------------
-------
                                                                      Securities
                                                           Restricted Underlying
LTIP    All Other
Name and              Fiscal                               Stock      Options
Payouts Compen-
Principal Position    Year   Salary($)   Bonus($) Other(1) Awards($)  /SARs(#)
($)
sation($)(2)
------------------    ------ ----------  -------- -------- ---------- ----------
------- -----------
-

Thomas E. Oland,      2005    242,000      0      None      None         0
None      22,021
CEO                   2004    230,000      0      None      None         0
None      17,503
and President         2003    225,000      0      None      None         0
None       8,903

Monica Tsang, Ph.D.,  2005    239,400    43,571   None      None        844
None      22,021
Vice President -      2004    228,000    45,600   None      None     26,126
None     17,503
Research              2003    221,000    36,841   None      None      1,088
None       8,903

Marcel Veronneau,     2005    147,000    24,549   None      None        475
None      17,965
Vice President -      2004    140,000    20,440   None      None     15,505
None      14,228
Hematology Operations 2003    136,000    22,671   None      None        670
None       7,033

Gregory J. Melsen,    2005    110,000(3) 22,000   None      None        426
None           0
Vice President -      2004      N/A        N/A    N/A       N/A         N/A
N/A          N/A
Finance and Chief     2003      N/A        N/A    N/A       N/A         N/A
N/A          N/A
Financial Officer

---------------

(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter in the form of shares of the Company's Common Stock.

(3) January to June 2005.

Options/SAR Grants During 2005 Fiscal Year

The following table provides information related to options granted to the name executive officers during fiscal 2005. The Company has not granted any stock appreciation rights.



Potential Realizable

Value at Assumed

Annual Rates of Stock

Price Appreciation for
                                           Individual Grants
Option Term
                        ----------------------------------------------------  --
--------------------
                        Number of
                        Securities   Percent of Total
                        Underlying   Options/SARs
                        Options/SARs Granted to       Exercise or
                        Granted      Employees        Base Price  Expiration
Name                    (#)          in Fiscal Year   ($/Sh)      Date
5% ($)    10% ($)
--------------------    ------------ ---------------- ----------- ----------  --
------- ---------
Thomas E. Oland             0               --              --            --
--        --
Monica Tsang, Ph.D.(3)    1,126(1)         2.9%           40.47      7/08/11
18,551    43,232
Marcel Veronneau (3)        505(1)         1.3%           40.47      7/08/11
8,320    19,389
Gregory J. Melsen (3)    25,000(2)        63.7%           39.53     12/16/14
621,505 1,575,016

---------------
(1) Such option is a non-qualified stock option and became exercisable July 9, 2004.

(2) Of such 25,000 total, 7,587 were issued as an incentive stock option and 17,413 were issued as a non-qualified stock option. Of the total, 8,000 become exercisable on each of December 17, 2005 and 2006 and 9,000 become exercisable on December 17, 2007, contingent on continued employment.

(3) Subsequent to fiscal 2005 year end, immediately exercisable non-qualified stock options for the indicated number of shares at an exercise price of $51.60 per share expiring August 17, 2012 were granted: M. Tsang - 844;
    M. Veronneau - 475; G. Melsen - 426.

Option/SAR Exercises During 2005 Fiscal Year and Fiscal Year End Options/SAR Values

The following table provides information related to options exercised by a named executive officer during the 2005 fiscal year and the number and value of options held by each named executive officer at fiscal year end.

                                            Number
                                            Of Securities  Value of
                                            Underlying     Unexercised
                                            Unexercised    In-the-Money
                                            Options/SARs   Options/SARs at
                     Shares         Value   at FY-End (#)  FY-End ($) (1)
                     Acquired on  Realized  Exercisable/   Exercisable/
Name                 Exercise (#)    ($)    Unexercisable  Unexercisable
----------------     ------------ --------  -------------  ---------------
Thomas E. Oland           0           0         400,000/0    16,551,480/0
Monica Tsang, Ph.D.    6,748       218,807   24,660/8,334  295,143/74,164
Marcel Veronneau      18,274       691,183   14,544/5,000  173,502/44,495
Gregory J. Melsen         0            0         0/25,000       0/159,500
---------------
(1) Based on the difference between the $45.91 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2005 and the option exercise price.

                             STOCK PERFORMANCE CHART

The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and the S&P 400 Biotechnology Index. The comparison assumes $100 was invested on June 30, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


            COMPARISON OF CUMALATIVE FIVE YEAR TOTAL RETURN
                             INDEXED RETURNS

                                          Years Ending
Company/Index         June 2001    June 2002  June 2003 June 2004  June 2005
---------------       ---------    ---------  --------- ---------  ---------
TECHNE CORP             50.00        43.42      46.69     66.85       70.63
S&P MIDCAP 400 INDEX   108.87       103.74     103.00    131.82      150.31
S&P 400 BIOTECHNOLOGY   92.21        45.85      57.15     64.48       60.52



          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to Insiders were met.

                           SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 Annual Meeting must be received by the Company at its offices by May 22, 2006 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2006 Annual Meeting. For a discussion of policies and procedures related to shareholder recommendations of candidates for director, please see the section on the Nominations and Governance Committee above under Committees and Meetings of the Board.

Also, if a shareholder proposal intended to be presented at the 2006
Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 6, 2006, then management named in the Company's Proxy for the 2006 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                              OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                               ANNUAL REPORT

A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2005, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON
FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2005, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:  September 27, 2005
        Minneapolis, Minnesota

                            TECHNE CORPORATION

                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 27, 2005 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Nominations and Governance Committee of the Board of Directors recommends that you vote "FOR" the following proposals:

(1) To set the number of Directors at six:

      [    ] FOR       [    ] AGAINST       [    ] ABSTAIN

(2) To elect Directors: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., and Robert V. Baumgartner.

      [    ] FOR all Nominees listed above  [    ] WITHOUT AUTHORITY
             (except those whose names have        to vote for all nominees
             been written on the line below        listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

________________________________________________________________

(3) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_________, 2005


                           ___________________________________

                           ___________________________________
                           PLEASE DATE AND SIGN ABOVE exactly as
                           name appears at the left, indicating,
                           where appropriate official position or
                           representative capacity.  If stock is
                           held in joint tenancy, each joint owner
                           should sign.